EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Sonic Solutions

Novato, California

We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated May 29, 2009, relating to the 2009 and 2008 consolidated financial statements and schedule, which is incorporated by reference in that joint proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ BDO USA, LLP

San Francisco, California

July 9, 2010